EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MacroSolve, Inc.
Tulsa, Oklahoma

We hereby consent to the use in the Prospectus constituting a part of this S-1 Registration Statement of our report dated April 3, 2008, relating to the financial statements of MacroSolve, Inc., which are contained in that Prospectus.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ HOGAN & SLOVACEK

Tulsa, Oklahoma
April 18, 2008